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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39528, 333-45682, 333-60794, 333-83844, 333-104771, 333-112324, 333-122845, 333-131700 and 333-140862) of our reports dated February 5, 2008, with respect to the consolidated financial statements of Silicon Laboratories Inc. and the effectiveness of internal control over financial reporting of Silicon Laboratories Inc., included in this Annual Report (Form 10-K) for the year ended December 29, 2007.

/s/ ERNST & YOUNG LLP

Austin, Texas
February 5, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm